                                                                    Exhibit 10.3




                      DATED                           1998
                      ------------------------------------


                         REYNARD MOTORSPORT LIMITED (1)


                                    - and -



                                 [         ] (2)

                      ------------------------------------

                                   AGREEMENT

                                 for service as
                                      [ ]

                      ------------------------------------








                              Davies Arnold Cooper
                                     London

                               Tel: 0171 936 2222

                                    CONTENTS


CLAUSE        HEADING                                                      PAGE

 1. Interpretation...........................................................1
 2. Appointment and Term.....................................................2
 3. Duties...................................................................2
 4. Remuneration.............................................................3
 5. Benefits.................................................................3
 6. Expenses ................................................................3
 7. Other Interests..........................................................3
 8. Holiday..................................................................3
 9. Sickness/Accident........................................................4
10. Intellectual Property....................................................4
11. Non-Disclosure of Confidential Information...............................5
12. Termination of Appointment...............................................6
13. Duties Upon Termination..................................................7
14. Non-Competition..........................................................7
15. Reconstruction...........................................................8
16. Disciplinary and Grievance Procedures....................................8
17. Prior Arrangements.......................................................9
18. Notices and Proceedings..................................................9
19. Benefit of Agreement.....................................................9
20. Accrued Rights...........................................................9
21. General.................................................................10
22. Governing Law and Jurisdiction..........................................10

AGREEMENT dated     1998



(1) REYNARD MOTORSPORT LIMITED (Company no 2843803) whose registered office is at Reynard Centre, Telford Road, Bicester, Oxfordshire OX6 0UY ("the Company");and

(2)          [                 ] of [                       ] ("the Executive").

NOW IT IS HEREBY AGREED as follows:-

1.           INTERPRETATION


             In this Agreement and in the Schedules hereto unless the context otherwise requires:-

1.1 The following words and expressions shall bear the following meanings:-

             "THE BOARD" the Board of Directors for the time being of the Company (including any duly constituted committee thereof);

             "THE BUSINESS" the business of the Company being the design and manufacture of racing cars and racing car components and consultancy services to the automotive and transportation industries;

             "COMPETING BUSINESS" any business which competes with the Business;

             "CONNECTED PERSON" any person with which the Executive is connected (as determined by section 839 of the Income and Corporation Taxes Act 1988);

             "THE GROUP" the Company and all Group Companies from time to time;

             "GROUP COMPANY" the Company and every company which is for the time being directly or indirectly a subsidiary of the Company or which is a holding company of the Company or a subsidiary of any such holding company as such phrases are defined in s736 of the Companies Act 1985;

1.2 Words denoting the singular number shall include the plural and vice versa.

1.3          Words denoting any gender shall include all genders.

1.4 References to persons shall include corporations and other associations or bodies of persons whether or not incorporated and any government, state or agency of a state whether or not any of the foregoing has any separate legal personality.

1.5 Any reference to a statute or statutory provision shall be construed as including a reference to any statutory modification, consolidation or re-enactment (whether before or after the date hereof) from time to time and shall include reference to any provision of which it is a re-enactment (whether with or without modification).

1.6 Clause headings are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

2.           APPOINTMENT AND TERM

2.1 Subject to earlier termination by the Company at any time pursuant to the provisions of Clauses 9 or 12 the Executive shall serve the Company as [ ] subject to the provisions of this Agreement from the date of this Agreement for a period of four years from the date hereof and continuing thereafter subject to not less than six months notice of termination by the Company or the Executive such notice not to expire prior to the end of such four year period.

2.2 During the continuance of his appointment hereunder the Executive shall well and faithfully serve the Company and all Group Companies for which he may be required to perform services and use his best endeavours to promote the interests of the Company and the Group and devote his full time and attention to the proper performance of his duties hereunder.

2.3 The working hours for the Executive shall be the normal working hours of the Company as notified from time to time and the Executive may be required to work such additional hours as may be necessary properly to perform his duties hereunder. The Executive agrees to waive his right to a maximum 48 hour working week as set out in the Working Time Regulations 1998 during the term of this Agreement. The Executive may terminate such agreement to waive at any time by giving not less than three months written notice to the Company.

3.           DUTIES

3.1 The Executive shall perform such duties and exercise such powers and discretions consistent with the position to which he is appointed hereunder or with his status qualifications and experience as the Board may from time to time reasonably delegate to him.

3.2 The Executive shall in the performance of his duties hereunder and without further remuneration (except as otherwise agreed) act as a director, officer or employee of any other Group Company as the Board may require and shall carry out the duties attendant on any such appointment as if they were duties to be performed by him on behalf of the Company hereunder.

3.3 The Executive shall whenever required to do so fully and promptly give to the Board such explanations information and assistance as the Board may require of all transactions and affairs relating to the Company and every Group Company in or on which he is from time engaged or for which he is from time to time responsible.

3.4 The Executive's employment shall be based at Bicester or at such other location as the Board may from time to time deem appropriate and notify to the Executive. The Executive shall if called upon to do so and without any further remuneration than is mentioned herein (but subject to reimbursement of his reasonable travel expenses incurred in connection therewith) undertake such travel and perform such duties in any part of the United Kingdom or abroad as the Board may think fit and as the Company's and/or any Group Company's business may dictate.

4.           REMUNERATION

4.1 The Company shall pay to the Executive by way of remuneration for the proper performance of his duties hereunder a fixed salary at the rate of (pound)[ ] per annum such salary to be deemed to accrue from day-to-day and to be payable by equal monthly instalments (less tax and other appropriate deductions) in arrears on or about the last day of the month;

4.2          Such remuneration shall (without obligation) be reviewed annually.

5.           BENEFITS

5.1 The Executive is entitled to [an annual] [equal monthly] contribution[s] by the Company [equating to an aggregate of] [of] (pound)[ ] [per annum] to an Inland Revenue approved pension scheme.

5.2          [Car].

5.3          [Insurances].

5.4 The Executive is entitled to the benefit of the Company's private medical insurance scheme from time to time.

5.5          [Bonus scheme].

5.6          [Other benefits].

6.           EXPENSES

             In addition to the salary payable hereunder there shall be reimbursed to the Executive such sums as shall cover all expenses properly and reasonably incurred by him in the performance of his duties hereunder on production of the relevant receipts or other evidence of payment therefor satisfactory to the Company including expenses of entertainment subsistence and travelling.

7.           OTHER INTERESTS

             During the continuance of this appointment and for the period of one year following the termination of this Agreement the Executive and his Connected Persons shall not directly or indirectly carry on or be engaged or interested in any Competing Business PROVIDED THAT nothing in this Clause shall prevent the Executive holding or owning for bona fide investment purposes not more than three per cent of any class of stocks shares or debentures quoted or dealt in on the London Stock Exchange.

8.           HOLIDAY

             In addition to normal bank and public holidays the Executive shall be entitled to 30 working days holiday with pay in each year (running 1 October to 30 September) to be taken at such times and in such periods as shall be mutually agreed between the Executive and the Company and which are consistent with the proper performance of the duties of the Executive hereunder. Where the Executive is employed for part of a year only, he will be entitled to paid holiday pro rata to the number of completed weeks worked by him in the relevant year.

9.           SICKNESS/ACCIDENT

9.1 Without prejudice to the following provisions of this Clause 9 or of Clause 2.1 if the Executive becomes incapable of carrying out his duties hereunder because of illness or other incapacity he shall on the production of a medical certificate or other evidence satisfactory to the Board (the Board reserving the right to require the Executive to be examined by a doctor nominated by the Board) be entitled to receive:

             9.1.1 the Executive's salary at the rate determined pursuant to Clause 4 (inclusive of any sickness benefit statutory sick pay or allowance or other injury or disablement benefit to which the Executive may be entitled whether or not claimed) during a continuous period or an aggregate of three months in any period of 12 months;

             9.1.2 one half of the Executive's salary at the rate determined pursuant to Clause 4 (inclusive of any sickness benefit, statutory sick pay or allowance or other injury or disablement benefit to which the Executive may be entitled whether or not claimed) during a continuous period or an aggregate of over three months but less than six months in any period of 12 months;

             9.1.3 on the expiry of such period (aggregate or continuous) of six months referred to in Clause 9.1.2 if the Executive remains incapable of carrying out his duties hereunder because of illness or incapacity (while such illness or incapacity continues) such salary as the Board may absolutely determine.

9.2 If the Executive shall be incapacitated by illness or accident for a continuous period or an aggregate period of six months in any period of 12 months at any time during the subsistence of this appointment the Company may terminate the appointment of the Executive hereunder forthwith and thereupon the Executive shall have no claim against the Company in respect of such termination.


10.          INTELLECTUAL PROPERTY

10.1 As part of, and in the normal course of, his duties under the Agreement, the Executive will be concerned to carry on research into and development of the processes, products, designs, equipment, techniques and projects from time to time used, made or undertaken by the Company or any Group Company or which could be used, made or undertaken by them, and to invent, discover, design, develop or improve processes, products, designs, equipment and techniques for the benefit of and for use by the Company and any Group Company.

10.2 If the Executive in the course of his normal duties or other duties specifically assigned to him (whether or not during normal working hours) either alone or in conjunction with any other person:

             10.2.1 originates any design (whether registrable or not) or other work in which copyright or design right may subsist; and/or

             10.2.2 makes, discovers or produces any invention, process or development he shall forthwith disclose the same to the Company and shall (subject to sub-clauses 10.3, 10.4 and 10.5) regard himself in relation thereto as a trustee for the Company.

10.3 The Executive hereby assigns wholly and absolutely the copyright, future copyright, design right and future design right and other proprietary rights if any for the full term thereof throughout the world in respect of all copyright works written, originated, conceived or made by the Executive (except only those copyright or design right works written, originated, conceived or made by it or him wholly outside the performance of his duties hereunder) during the period of this Agreement to hold absolutely including the right to sue for damages for past infringements.

10.4 The Executive acknowledges that, for the purposes of section 2(1) of the Registered Designs Act 1949 as amended by the Copyright Designs and Patents Act 1988, the Company shall be treated as the original proprietor of a design, where such design is created by him in the course of the performance of his duties hereunder.

10.5 Any such invention, process or development will be the absolute property of the Company (except to the extent, if any, provided otherwise by section 39 of the Patents Act 1977) and the Executive will, if and when required by the Company (whether during the continuance of this Agreement or afterwards) and at its expense, apply, or join with the Company in applying, for letters patent or other protection in any part of the world for any invention process or development.

10.6 The Executive agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable or substantiate and maintain the rights of the Company in respect of the matters referred to in sub-clauses 10.2 to 10.5 inclusive at the Company's request and expense.

10.7 The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute all documents and do all things required in order to give full effect to the provisions of this clause.


11.          NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

11.1 The Executive shall not at any time either during or after the termination of this Agreement unless otherwise required to do so by law divulge or communicate to any person or persons except to those of the officials of the Company whose province it is to know the same or turn or seek to turn to the personal use or advantage of the Executive or any third party any of the secrets or any other information of whatsoever nature which may be in his possession or which he may receive or obtain in relation to the dealings transactions or affairs of any company within the Group or the identity of those with whom any such company conducts business or their dealings transactions or affairs (including but not limited to information relating to the Business) or in relation to the working of any process or invention or method of carrying on business which is carried on or used or employed by any such company or which he may make or discover at any time during the subsistence of his appointment hereunder or use or attempt to use any such secrets knowledge or other information in any manner which may injure or cause loss whether directly or indirectly to any such company as aforesaid or use his personal knowledge of or influence over any customers clients suppliers or contractors of or to any such company so as to take advantage of that company's trade or business connections and shall at all times use his best endeavours to prevent disclosure or publication of such secrets and information.

11.2 The provisions of this Clause shall continue to apply after the termination of this Agreement but shall cease to apply to any information or knowledge which may at any time come into the public domain other than through an unauthorised disclosure.

11.3 The Executive shall not during the subsistence of his appointment hereunder or upon any termination (howsoever arising) make otherwise than for the benefit of any Group Company any notes or memoranda relating to any Group Company or its business all of which shall in any event belong to the Group and/or the particular company concerned.

12.          TERMINATION OF APPOINTMENT

12.1         If the Executive shall:-

             12.1.1 be guilty of any serious or wilful or persistent breach or breaches or non-observance of any of the provisions of this Agreement which if capable of remedy is not remedied within 21 days of being required to do so (including those of Clause 3.3) or refuse or fail to carry out any of the duties assigned to him hereunder; or

             12.1.2 be guilty of conduct which in the opinion of the Board is detrimental to the reputation or interests of the Company or any other Group Company; or

             12.1.3 become or be adjudicated bankrupt or have a petition for bankruptcy presented against him or enter into any arrangement or composition with his creditors or become a patient as defined in the Mental Health Act 1983 or become disqualified by law from being a director of or taking part in the management of the Company or any relevant Group Company; or

             12.1.4 be found guilty of any criminal offence other than an offence which in the reasonable opinion of the Board does not affect his position as a director of the Company;

             12.1.5 absent himself from the performance of his duties without just cause or permission;

                         the Company may in any such case (without prejudice to any claims which the Company may have in respect of the Executive's employment) by written notice to the Executive summarily terminate the Executive's employment hereunder without any payment in lieu of notice or otherwise and the Executive shall have no claim against the Company for damages or otherwise by reason of such termination nor shall any delay by the Company in exercising such right of termination constitute any waiver of it.

12.2 The Company reserves the right to make payments in lieu of any notice required to be given under this Agreement and any payment so made in lieu of notice will have PAYE income tax and class 1 national insurance contributions deducted at source.

12.3 The Company also reserves the right to require the Executive to remain away from work during his notice period as the Board may consider appropriate and if the Company so requires the Executive to remain away from work during his notice period (whether notice shall have been given by the Executive or the Company) the Executive will be required to comply with any and all conditions laid down by the Company and (without prejudice to the foregoing) whilst on full pay during such time will not be permitted to work for any other person or on his own behalf without the prior written consent of the Board.

12.4 Should the Executive leave without notice or during any notice period without the prior consent of the Board the Company reserves the right to deduct from or set off against any monies due to the Executive from the Company (whether by way of salary, bonus, accrued holiday pay, expenses or otherwise) a sum or sums equal to the aggregate of a day's pay for each day not worked during the notice period and any monies due (howsoever) from the Executive to the Company.

13.          DUTIES UPON TERMINATION

             Upon termination of this Agreement for whatever reason and howsoever arising or effected the Executive shall forthwith (and in any event not later than seven days after such termination):-

13.1 deliver up to the Board all documents statistics accounts memoranda papers records and other items of whatsoever nature or description which may be in his possession or control and relate in any way to the business or affairs of any Group Company (howsoever the same may have come into his possession and whether or not they or any of them may have been prepared by him) and no such documents or other items as aforesaid nor any part or copy thereof shall be retained by him; and

13.2 resign (without any right to claim for compensation or damages for loss of such office or appointment) from the office of director and from any other office or appointment held by him in the Company and any Group Company.

14.          NON-COMPETITION

14.1 Subject as hereinafter provided after the termination of his employment hereunder (howsoever arising or effected) the Executive shall not either on his own behalf or on behalf of any Connected Person whether directly or indirectly for a period of one year:-

             14.1.1 be engaged or interested or concerned directly or indirectly in the provision of any services of a type provided by the Company at any time during the period of 12 months prior to the date of such termination in a way which competes with the Company;

             14.1.2 directly or indirectly solicit canvass or approach on behalf of a competing business any person who at the date of such termination or any time during the period of 12 months prior to the date of such termination was:-

                         (a) a customer or client with whom the Executive had in such period any dealings or other involvement on behalf of the Company; or

                         (b) to the Executive's knowledge negotiating with the Company for the supply of goods or services.

             14.1.3 in relation to any Competing Business directly or indirectly accept the custom of any person who at the date of such cessation or at any time within the period of 12 months prior to the cessation was a customer or client of the Company or who was a prospective customer or client and of whose prospective associations the Executive was aware.

14.2 The Executive shall not at any time after ceasing to be employed hereunder:-


             14.2.1 interfere or seek to interfere with the continuance of supplies (or the terms of such supplies) to the Company from any suppliers who supply or have been supplying goods materials or services to the Company at any time during the period of 12 months prior to such cessation;


             14.2.2 procure or assist in the commission of acts which if done by the Executive would be in breach of the terms of this Agreement;

             14.2.3 make any untrue statement in relation to the Company and in particular shall not represent himself as being in any way employed by connected with or interested in or knowledgeable about the business of the Company.

14.3 The Executive agrees that both during and for a period of three years following termination or expiry of this Agreement he will not at any time solicit or entice away or endeavour to solicit or entice away (either alone or jointly with any other person), any person employed by the Company in an executive, technical or sales capacity with a view to inducing that person to leave his employment or office with the Company or any Group Company and to act for another employer in the same or a similar capacity.

14.4         The covenants contained in Clauses 14.1.1, 14.1.2, 14.1.3, 14.2.1,
             14.2.2, 14.2.3 and 14.3 shall be construed as and are separate covenants one from another.

14.5 The Executive acknowledges and agrees that the restrictions set out in this Clause 14 are reasonable in all the circumstances and will not prevent him from earning his livelihood.

14.6 If any covenant or restriction set out in this Clause 14 or any part thereof is or would be held to be invalid or unenforceable or void but would not be so held if modified or varied then such provision shall apply with such modification or variation as may be necessary to make it valid and effective.

15.          RECONSTRUCTION

             If before the expiration of this Agreement or any extension hereof the appointment of the Executive hereunder shall be determined by reason of reconstruction or amalgamation whether by winding-up of the Company or otherwise and the Executive shall be offered immediate employment with any company resulting from or formed or acquired in connection with such reconstruction or amalgamation of a similar nature to that hereby agreed on terms no less favourable to him than those herein contained then the Executive shall have no claim against the Company for compensation or damages or otherwise howsoever arising out of such determination.

16.          DISCIPLINARY AND GRIEVANCE PROCEDURES

             There are no specific disciplinary rules applicable to the Executive's employment. If the Executive is dissatisfied with any disciplinary decision taken in relation to him or has any grievance relating to his employment he should submit particulars in writing to the Board who will endeavour to resolve it to the satisfaction of the Executive and the Company but in the event of any failure to achieve such outcome the decision of the Board shall be final.

17.          PRIOR ARRANGEMENTS

             The Executive hereby covenants with the Company that he is not a party to any agreement or arrangement (formal or informal legal or moral) such as will or might preclude him from entering into this Agreement or performing any of his obligations hereunder.

18.          NOTICES AND PROCEEDINGS

18.1 Any notice under this Agreement shall be in writing and be signed by or on behalf of the party giving it.

18.2 Any such notice may be served by leaving it at or sending it by facsimile e-mail prepaid recorded delivery or registered post to the address and for the attention of the relevant party as set out in this Agreement or as otherwise notified from time to time in accordance with the provisions of this Clause.

18.3 In the event of any action or proceedings (including arbitration proceedings) being begun pursuant to or in respect of this Agreement the parties hereto agree that service of the process by which the action or proceedings is or are begun and of any and all other documents relating to such action or proceedings shall (without however preventing any party from utilising such other modes of service as may for the time being be permitted by the Rules of the Supreme Court 1965 or any amendment or reissue thereof) be full and proper if effected in the manner and at the address prescribed by the provisions of this Clause relating to notices.

18.4 Any notice and/or any document relating to any action or proceedings (including an originating process) so served by facsimile e-mail or post shall be deemed to have been received:-

             18.4.1 in the case of facsimile or e-mail 12 hours after the time of despatch provided (in the case of facsimile) an error-free transmission report or (in the case of e-mail) no error message indicating failure to deliver has been received by the sender; and

             18.4.2 in the case of recorded delivery or registered post 24 hours from the time of posting if from and to an address in the United Kingdom or Northern Ireland or five days from the time of posting if from or to an address elsewhere.

19.          BENEFIT OF AGREEMENT

             This Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the parties hereto.

20.          ACCRUED RIGHTS

             The termination of this Agreement howsoever caused shall be without prejudice to any obligations or rights of any of the parties hereto which shall have accrued prior to such termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination.

21.          GENERAL

21.1 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters dealt with herein and supersedes any previous agreement or arrangement between the parties in relation to such matters.

21.2 No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing signed by both of the parties.

21.3 No failure to exercise and no delay in exercising on the part of either of the parties hereto any right power or privilege hereunder shall operate as a waiver thereof nor shall any single partial exercise of any right power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege.

21.4 The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies otherwise provided by law.

21.5 Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable the remaining provisions of this Agreement shall continue in full force and effect.

21.6 Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto (or such of the parties as may be affected thereby) but subject thereto as regards any date or period (whether or not extended as aforesaid) time shall not be of the essence of this Agreement.

21.7 This Agreement is in substitution for all previous agreements whether or not reduced to writing between the parties hereto governing the terms and conditions of employment of the Executive which shall be deemed to have been terminated by mutual consent on the date upon which this Agreement is deemed to have commenced but without prejudice to the intention of the Company and the Executive that the employment of the Executive hereunder shall be deemed to
             be a continuation of his employment with Reynard [       ] Limited
             which began on [       ].

22.          GOVERNING LAW AND JURISDICTION

22.1 This Agreement shall be governed by and construed in accordance with English Law.

22.2 Each of the parties hereto irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to hear and determine any suit action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of such courts.

IN WITNESS whereof the parties have executed these presents as their deed the day and year first above written.

EXECUTED AS A DEED by                             )
REYNARD MOTORSPORT LIMITED                        )
by                                                )




                         Director


                         Secretary/Director






SIGNED and DELIVERED as a Deed                    )
by the said [                ]                    )
in the presence of:-                              )